Exhibit 10


                          WARRANT REPURCHASE AGREEMENT


          THIS WARRANT REPURCHASE AGREEMENT (this "Agreement") is entered into this 24th day of July, 1996, by and among The Seagram Company Ltd., a Canadian corporation ("Seagram"), JES Developments, Inc., a Delaware corporation and a wholly-owned subsidiary of Seagram ("Subsidiary") and E.I. du Pont de Nemours and Company, a Delaware corporation (the "Company").

          WHEREAS, in connection with the Warrant Agreement, dated as of April 6, 1995 (the "Warrant Agreement") and the Redemption Agreement, dated as of April 6, 1995 (the "Redemption Agreement"), Subsidiary acquired Warrants expiring October 6, 1997 to acquire 48 million shares of Common Stock, par value $0.60 per share (the "Common Stock") of the Company at $89.33 per share, Warrants expiring October 6, 1998 to acquire 54 million shares of Common Stock at $101.14 per share, and Warrants expiring October 6, 1999 to acquire 54 million shares of Common Stock at $113.63 per share (collectively, the "Warrants" and each, individually, a "Warrant"); and

          WHEREAS, the Company has agreed to purchase and Seagram and Subsidiary have agreed to sell all of the Warrants (the "Repurchase"), in each case in accordance with the terms set forth below.

          NOW THEREFORE, in consideration of the premises set forth above and the mutual promises and agreements set forth herein, Seagram, Subsidiary and the Company agree as follows:

          1. Simultaneously with the execution and delivery of this Agreement, (i) the Company is paying to Subsidiary by wire transfer in immediately available funds $500 million and (ii) Subsidiary is delivering to the Company for cancellation all of the Warrants and transfer forms attached thereto, endorsed in blank or in favor of the Company, duly executed by Subsidiary. Each of Seagram and Subsidiary acknowledges and agrees that upon consummation of the Repurchase, it shall have no further rights under any of the Warrants. The purchase and sale of the Warrants pursuant to this Agreement shall be effective notwithstanding any provisions of the Redemption Agreement giving Seagram, Subsidiary or the Company the right or the obligation, under the circumstances specified therein, to purchase or sell, as the case may be, the Warrants.

          2. Each of Seagram and Subsidiary hereby jointly and severally represent and warrant to the Company, and agree for the benefit of the Company, that:

     (i) Seagram is a corporation duly organized and validly existing under the laws of Canada and has been duly qualified for the transaction of business under the laws of the Province of Quebec;

    (ii) Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

   (iii) each of Seagram and Subsidiary has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder;

    (iv) the execution and delivery by each of Seagram and Subsidiary of this Agreement and the performance by each of its obligations hereunder have been duly and validly authorized by the Board of Directors of each of Seagram and Subsidiary, and by the sole stockholder of Subsidiary, and no other corporate proceedings on the part of Seagram or Subsidiary are necessary to authorize the execution, delivery or performance of this Agreement;

     (v) this Agreement has been duly and validly executed and delivered by each of Seagram and Subsidiary and constitutes a valid and binding agreement of each of Seagram and Subsidiary, enforceable against each in accordance with its terms;

    (vi) the execution and delivery by Seagram and Subsidiary of this Agreement do not and the performance by Seagram and Subsidiary of their obligations hereunder will not (a) contravene or conflict with the certificate of incorporation, by-laws or similar charter or other organizational documents of Seagram or Subsidiary or (b) contravene or conflict with or constitute a violation of or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Seagram or Subsidiary under any provision of applicable law or regulation of the United States or Canada or any state or province thereof or of any agreement, contract, judgment, injunction, order, decree or other instrument binding upon Seagram or Subsidiary, which contravention, conflict, violation, default or right of termination, cancellation or acceleration would result in the case of this clause (b) in a material adverse effect on the business, assets, results of operations or financial condition of Seagram and its subsidiaries, taken as a whole, other than any such material adverse effect which would have no effect on this Agreement and the performance of the obligations and transactions contemplated hereby;

   (vii) Subsidiary has good and marketable title to all of the Warrants, free and clear of all liens, claims, options, proxies, voting agreements, security interests, charges and encumbrances other than the Redemption Agreement, and has complete and unrestricted power to transfer, assign and deliver the Warrants to the Company, and upon the transfer of the Warrants to the Company as provided herein, the Company will acquire good and marketable title to the Warrants, free and clear of all liens, claims, options, proxies, voting agreements, security interests, charges and encumbrances; and

  (viii) Seagram, Subsidiary and their representatives have been given the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the business affairs, financial condition and other information relating to the Company and to obtain any additional information which Seagram, Subsidiary, or their representatives deem necessary.

          3. The Company hereby represents and warrants to Seagram and Subsidiary, and agrees for the benefit of Seagram and Subsidiary, that:

     (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

    (ii) it has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

   (iii) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder;

    (iv) this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and

     (v) the execution and delivery by the Company of this Agreement do not and the performance by the Company of its obligations hereunder will not (a) contravene or conflict with the certificate of incorporation or by-laws of the Company or (b) contravene or conflict with or constitute a violation of or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of the Company's subsidiaries under any provision of applicable law or regulation of the United States or any state thereof or of any agreement, contract, judgment, injunction, order, decree or other instrument binding upon the Company or any of its subsidiaries, which contravention, conflict, violation, default or right of termination, cancellation or acceleration would result in the case of this clause (b) in a material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, other than any such material adverse effect which would have no effect on this Agreement and the performance of the obligations and transactions contemplated hereby.

          4. Upon the execution and delivery of this Agreement by the parties hereto, the Redemption Agreement and all rights and obligations thereunder shall terminate.

          5. The closing of the Repurchase is taking place at the offices of Skadden, Arps, Slate, Meagher & Flom, at 919 Third Avenue, New York, New York 10022, simultaneously with the execution and delivery of this Agreement.

          6. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          7. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

          8. This Agreement may be executed in counterparts, each of which shall be a valid and binding obligation of the parties thereto, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                  E.I. DU PONT DE NEMOURS AND COMPANY


                                  By: /s/ Charles L. Henry
                                       Name:   Charles L. Henry
                                       Title:  Executive Vice President
                                                 and Chief Financial Officer

                                  THE SEAGRAM COMPANY LTD.


                                  By: /s/ Edgar Bronfman, Jr.
                                       Name:   Edgar Bronfman, Jr.
                                       Title:  President and Chief
                                                 Executive Officer

                                  JES DEVELOPMENTS, INC.


                                  By: /s/ Daniel R. Paladino
                                       Name:   Daniel R. Paladino
                                       Title:  President